UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 18, 2003

                            REGENCY AFFILIATES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                     1-7949                   72-0888772
----------------------------    ---------------------      -------------------
(State or other jurisdiction    (Commission File No.)        (IRS Employer
     of incorporation)                                     Identification No.)

        610 N.E. Jensen Beach Blvd.
          Jensen Beach, Florida                              34957
  ----------------------------------------                 ----------
  (Address of Principal Executive Offices)                 (Zip Code)

       Registrant's telephone number, including area code: (772) 334-8181

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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On December 18, 2003, the court in the action entitled Gatz et al. v. Ponsoldt, Sr., et al. pending in the United States District Court for the District of Delaware issued an opinion and order which, among other things (i) granted defendants' motions to dismiss Counts I, II and VIII of the amended complaint, all of which alleged RICO or conspiracy to violate RICO claims, (ii) denied plaintiffs' motion for leave to file a supplemental and second amended complaint, (iii) denied plaintiffs' request for a preliminary injunction and a status quo order, and (iv) dismissed the remainder of the amended complaint for lack of subject matter jurisdiction. As a result of the Court's opinion and order, the lawsuit was dismissed in its entirety. Certain members of the Company's former and current management were defendants in the lawsuit and the Company was a nominal defendant.


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

                                   Signatures

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   REGENCY AFFILIATES, INC.


                                                   By: /s/ Laurence S. Levy
                                                       -------------------------
                                                   Name:  Laurence S. Levy
                                                   Title: President

Dated: December 19, 2003


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